UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2009

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General

Each year, the Compensation and Management Development Committee (“C&MD Committee”) of the Board of Directors of AGL Resources Inc. (“AGL Resources” or the “Company”) sets base salary, sets target levels for annual incentive pay and makes long-term incentive grants for AGL Resources’ executive officers.  For benchmarking executive compensation practices and levels, the C&MD Committee reviews data provided by the C&MD Committee’s independent consultant for companies in the following two groups: AGL Resources’ proxy peer group of natural gas service providers (“Proxy Peers”); and a larger group of energy service industry companies (“Industry Peers”).

This report contains disclosure about the 2009 compensation for AGL Resources’ chairman, president and chief executive officer along with the executive officers named in our proxy statement for the 2008 annual meeting of shareholders, other than Kevin P. Madden, our executive vice president, external affairs, whose retirement is effective March 1, 2009.  Mr. Madden’s compensation is not being changed.  These other four officers are hereinafter referred to as the “named executive officers.”  At its February 3, 2009 meeting, the C&MD Committee reviewed and set base salaries for executive officers for 2009 and granted nonqualified stock options to the named executive officers, as well as other officers and key employees.  At its February 13, 2009 meeting, the C&MD Committee established performance measures under our annual incentive plans and granted other long-term incentive awards.

Base Salary

In reviewing base salaries, the C&MD Committee considered pay for comparable positions reported in the Proxy Peer and Industry Peer data described above, tenure in position, scope of responsibilities, performance, retention and other considerations. The base salary for John W. Somerhalder, the chairman, president and chief executive officer was increased from $800,000 to $825,000; the base salary for Andrew W. Evans, the executive vice president and chief financial officer was increased from $445,000 to $460,000; the base salary for Douglas N. Schantz, president, Sequent Energy Management, LP, was increased from $320,000 to $335,000; and the base salary for Paul R. Shlanta, executive vice president, general counsel and chief ethics and compliance officer, was increased from $365,000 to $380,000.  The base salaries for these four named executive officers were approved by the C&MD Committee but are not otherwise set forth in a written agreement between AGL Resources and the executives.

2007 Omnibus Performance Incentive Plan and Annual Incentive Plan

For 2009, AGL Resources’ annual incentive compensation program for the named executive officers consists of the 2007 Omnibus Performance Incentive Plan (“OPIP”) and the Annual Incentive Plan (“AIP”).  The terms of the OPIP are set forth in Annex A to the proxy statement for the Company’s 2007 annual meeting of shareholders that was filed with the Securities and Exchange Commission on March 19, 2007, and the description of the OPIP was included in the section of the proxy statement entitled, “Proposal 2—Approval of the 2007 Omnibus Performance Incentive Plan.”  The terms of the AIP were previously filed as exhibit 10.1 to the Company’s current report on Form 8-K dated August 6, 2007.  For 2009, the annual incentive compensation program for the named executive officers gives weight to corporate, business unit and individual performance.

How the OPIP and AIP work.   Under the OPIP, the C&MD Committee establishes an objective performance measure from among a list of eligible measures set forth in the plan, and the performance measure must be met or exceeded in order for the named executive officers to receive a payout. The C&MD Committee reviews the actual performance at the end of each year, compares it with the predetermined goals, and certifies the results under the plan.  In order to attempt to maximize the federal income tax deductibility of  awards made to the named executive officers, the corporate performance portion of the covered named executive officers’ annual incentive awards is covered under the shareholder-approved OPIP.  In addition, to the extent possible, business unit performance measures may also be covered under the OPIP where they correspond with performance measures set forth in that plan. In cases where business unit performance measures do not correspond with performance measures under the OPIP, associated awards will be granted under the AIP.  The individual performance portion of the named executive officers’ annual incentive awards is not eligible for the exemption from the federal income tax deductibility limit under Section 162(m) of the Internal Revenue Code of 1986, as amended and are granted under the AIP.

Under the applicable annual incentive compensation program, each participant has a target annual incentive compensation opportunity, expressed as a percentage of earned base salary during the fiscal year.  On February 13, 2009, the C&MD Committee approved target annual incentive compensation opportunities for 2009, expressed as a percentage of 2009 annual base salary, for each of AGL Resources’ named executive officers.  For 2009, the incentive target level for Mr. Somerhalder will increase from 100% of annual base salary to 110%, for Mr. Evans from 60% to 65%, and for Mr. Shlanta from 50% to 55%.  The annual incentive compensation arrangement for Mr. Schantz has yet to be determined by the Committee.  Once it is determined, the Company will disclose Mr. Schantz’s arrangement by amendment to this report on Form 8-K.

On February 13, 2009, the C&MD Committee established the corporate EPS goals, hereinafter referred to as “Plan EPS” goals for the 2009 performance measurement period.  The Plan EPS goals under the AIP and the OPIP for 2009 are:

Plan Earnings Per Share Goal*		Corporate Performance Score
$2.65	**	0%
$2.70		50%
$2.75		100%
$2.85		150%
$2.95		200%

*Plan EPS is based on net income determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), adjusted to reflect the effect of economic value created in a plan year by the Company’s wholesale services and retail services business units, but not yet reflected in GAAP earnings reported for that year.
The purpose of this adjustment is to ensure that (i) economic value created in a previous plan year is included in the Plan EPS goal for the current plan year, and (ii) economic value created above or below the amount expected to be created by management in the current plan year is considered by the C&MD Committee when determining whether the Plan EPS goal is met.

**The Company’s actual Plan EPS must surpass the Plan EPS goal of $2.65 for the year ending
December 31, 2009 in order for payments based on corporate performance to be made.
Payouts for the portion of total performance based on individual performance may be made if actual Plan EPS is less than $2.65, subject to C&MD Committee approval.  Payouts will be calculated using a straight-line interpolation should actual Plan EPS fall between the Plan EPS goals listed above.

The Plan EPS goals are established by the C&MD Committee solely for the purposes of performance measurement under the annual incentive compensation program and should not be considered an update to, and should not be compared to, previously provided earnings guidance.

Long-Term Incentive Grants

AGL Resources’ current long-term incentive compensation program for the named executive officers as well as other officers and key employees is provided under the OPIP

On February 3, 2009, the C&MD Committee approved nonqualified stock option grants, under the OPIP, to certain of our executive officers, other officers and key employees, including the following named executive officers:

STOCK OPTIONS

Name	Number of Nonqualified Stock Options Awarded

John W. Somerhalder	66,800

Andrew W. Evans	23,780

Douglas N. Schantz	9,160

Paul R. Shlanta	11,840

A form of nonqualified stock option agreement was previously filed as Exhibit 10.1.c to the Company’s Quarterly Report on Form 10-Q filed August 2, 2007.

The stock options are exercisable at a price of $31.09 per share and vest in accordance with the schedule set forth in the nonqualified stock option agreement.  Subject to earlier termination as described in the OPIP, the stock options expire ten years from the date of grant.  Upon a change of control of the Company, unless the options are assumed or substituted for by the surviving entity, all unvested options will become vested and exercisable.  In the event of an optionee’s death, disability or retirement, any unvested option will vest and become exercisable as to that number of shares originally scheduled to vest within 12 months of the date of termination.  In the event of the optionee’s termination of employment for any reason other than death, disability or retirement, any portion of the option that was not exercisable immediately before the termination of employment will be forfeited.

On February 13, 2009, the C&MD Committee approved restricted stock unit awards to certain of our executive officers, other officers and key employees, including the following named executive officers:

RESTRICTED STOCK UNITS

Name	Performance Measurement Period	Number of Restricted Stock Units Awarded

John W. Somerhalder	1 year	27,730

Andrew W. Evans	1 year	9,870

Douglas N. Schantz	1 year	3,800

Paul R. Shlanta	1 year	4,920

The restricted stock unit awards were made under the OPIP.  A form of the restricted stock unit agreement was previously filed as Exhibit 10.1.e to the Company’s Quarterly Report on Form 10-Q filed August 2, 2007.  The performance measure for these awards is based on Plan EPS, as described above.

If the performance measure for the restricted stock units is met or exceeded, the restricted stock units will be converted to an equal number of shares of Company common stock and will vest in accordance with the schedule set forth in the restricted stock unit agreement.  If the performance measure set forth in the agreement is not attained, the restricted stock units will be forfeited.  Upon a change in control of the Company, unless the restricted stock units are assumed or substituted for by the surviving entity, (i) the restricted stock units will convert to an equal number of shares of Company common stock and become 100% vested and nonforfeitable; and (ii) any outstanding unvested shares of restricted stock will become 100% vested and nonforfeitable.  Unless the C&MD Committee, which administers the OPIP, decides otherwise, if the recipient’s employment is terminated for any reason, all restricted stock units or shares of restricted stock will be forfeited.

PERFORMANCE CASH AWARDS

On February 13, 2009, the C&MD Committee also approved performance cash awards to certain of our executive officers, other officers and key employees, including the following named executive officers:

Name	Performance Measurement Period	Target Payout

John W. Somerhalder	3 years	$700,000

Andrew W. Evans	3 years	$249,200

Douglas N. Schantz	3 years	$96,000

Paul R. Shlanta	3 years	$124,100

The performance cash awards were made under the OPIP.  The performance cash awards are payable in cash, based upon the attainment of the performance measure set forth in the award agreement, which relates to the Company’s compounded annual growth rate in Plan EPS (the “Performance Measure”).  As set forth in the award agreements, the formula used to calculate award payments is as follows: Target Performance Cash divided by Target Performance Measure, multiplied by the actual performance measure.  The award agreements also set forth a minimum Performance Measure percentage below which no award payments will be made and a maximum Performance Measure percentage at which award payments will be capped.  Upon a change in control of the Company, unless the performance cash units are assumed or substituted for by the surviving entity, performance cash awards will become vested and nonforfeitable (i) if during the first half of the performance period, at the target payout level; and (ii) if during the second half of the performance period, based on the actual level of achievement, and in any case, as prorated on a daily-basis, based on the completed portion of the performance measurement period as of the date of the change in control.  Unless the C&MD Committee, which administers the OPIP, decides otherwise, if the recipient’s employment is terminated for any reason, all performance cash units will be forfeited.  A form of the performance cash award agreement was previously filed as Exhibit 10.1.d to the Company’s Quarterly Report on Form 10-Q filed August 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: February 19, 2009	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer